[Exhibit 32.2]

            CERTIFICATION OF CHIEF FINANCIAL OFFICER
               PURSUANT TO 18 U.S.C. SECTION 1350
         (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Jeff Harris, Chief Financial Officer of RAM Venture Holdings Corp., (the "Registrant"), certify to the best of my knowledge, based upon a review of the Company's Audited Financial Statements for the periods ended March 31, 2004 and March 31, 2003 of the Registrant, that:

     (1) The Registrant's Financial Statements fully comply with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 1, 2004



/s/ Jeff Harris
-----------------

Jeff Harris
Chief Financial
Officer